EXHIBIT 99.1

Itron Announces Fourth Quarter and Full Year 2024 Financial Results

LIBERTY LAKE, Wash., Feb. 25, 2025 (GLOBE NEWSWIRE) -- Itron, Inc. (NASDAQ:ITRI), which is innovating new ways for utilities and cities to manage energy and water, announced today financial results for its fourth quarter and full year ended Dec. 31, 2024. Key results for the quarter and full year include (compared with the fourth quarter and full year of 2023):

  Revenue of $613 million and $2.4 billion, increased 6% and 12%;
  Gross profit of $214 million and $839 million, increased 9% and 18%;
  GAAP net income attributable to Itron, Inc. of $58 million and $239 million, increased $14 million and $142 million;
  GAAP diluted earnings per share of $1.26 and $5.18, increased $0.30 and $3.07;
  Non-GAAP diluted EPS of $1.35 and $5.62, increased $0.12 and $2.26;
  Adjusted EBITDA of $81 million and $324 million, increased 19% and 43%; and
  Free cash flow of $70 million and $208 million, increased $31 million and $110 million

“Itron’s fourth quarter results capped a successful year,” said Tom Deitrich, Itron’s president and CEO. “Our team executed well, and our customers continue to accelerate the adoption of our grid edge intelligence platform. During the quarter, we set new company records, including Outcomes segment revenue, quarterly bookings, and total backlog of $4.7 billion.

“Looking ahead, Itron’s customers face a diverse set of challenges related to the management of energy and water resources which has created a substantial pipeline of opportunities for the company. We are eager to drive customer success in the navigation of the rapidly changing infrastructure landscape."

Summary of Fourth Quarter Consolidated Financial Results

(All comparisons made are against the prior year period unless otherwise noted)

Revenue

Total fourth quarter revenue increased 6%, to $613 million. The increase was due to strong customer demand and operational performance.

Device Solutions revenue decreased (4%), or (5%) in constant currency, due primarily to decreased legacy electricity products.

Networked Solutions revenue increased 6%, due primarily to increased new project deployments and strong execution meeting customer demand.

Outcomes revenue increased 25%, due primarily to increased software and services.

Gross Margin
Total company gross margin of 34.9% increased 90 basis points from the prior year due to operational efficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $151 million increased $4 million from the prior year, and Non-GAAP operating expenses of $143 million increased $8 million from the prior year.

GAAP operating income of $63 million was $13 million higher than the prior year, and Non-GAAP operating income of $71 million was $10 million higher than the prior year. Both GAAP and Non-GAAP increases were due primarily to higher gross profit, partially offset by higher operating expenses.

Net Income and Earnings per Share (EPS)
Net income attributable to Itron, Inc. for the quarter was $58 million, or $1.26 per diluted share, compared with a net income of $44 million, or $0.96 per diluted share in 2023. The increase was driven by higher GAAP operating income and interest income, partially offset by higher tax expense.

Non-GAAP net income attributable to Itron, Inc., which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of businesses, strategic initiatives, acquisition and integration, and the tax effect of excluding these expenses, was $62 million, or $1.35 per diluted share, compared with $57 million, or $1.23 per diluted share in 2023. The increase was due to higher non-GAAP operating income and interest income, partially offset by higher tax expense.

Cash Flow

Net cash provided by operating activities was $80 million in the fourth quarter compared with $48 million in the prior year. Free cash flow was $70 million in the fourth quarter compared with $39 million in the prior year. The increase in free cash flow was primarily due to higher earnings and interest income.

Other Measures

Total backlog at quarter end was a record $4.7 billion compared with $4.5 billion in the prior year. Bookings in the quarter totaled $1.4 billion, and bookings for the full year totaled $2.7 billion.

Q1 and Full Year 2025 Current Outlook

First quarter 2025 financial outlook:

  Revenue between $610 and $620 million
  Non-GAAP diluted EPS between $1.25 and $1.35

Full year 2025 financial outlook:

  Revenue between $2.4 to $2.5 billion
  Non-GAAP diluted EPS between $5.20 to $5.60

Full year outlook assumes a stable market landscape and continuation of 2024 trade policies

Earnings Conference Call
Itron will host a conference call to discuss the financial results contained in this release at 10 a.m. EST on February 25, 2025. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events-presentations. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available through March 5, 2025 and may be accessed on the company's website at http://investors.itron.com/events-presentations.

About Itron

Itron is a proven global leader in energy, water, smart city, IIoT and intelligent infrastructure services. For utilities, cities and society, we build innovative systems, create new efficiencies, connect communities, encourage conservation and increase resourcefulness. By safeguarding our invaluable natural resources today and tomorrow, we improve the quality of life for people around the world. Join us: www.itron.com

Itron® and the Itron Logo are registered trademarks of Itron, Inc. in the United States and other countries and regions. All third-party trademarks are property of their respective owners, and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws, regulations, tariffs, sanctions, trade policies and retaliatory responses, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

For additional information, contact:

Itron, Inc.

Paul Vincent
Vice President, Investor Relations
512-560-1172

David Means
Director, Investor Relations
737-242-8448
Investors@itron.com

Itron, Inc.

  LinkedIn: https://www.linkedin.com/company/itroninc
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  Newsroom: https://na.itron.com/newsroom
  Blog: https://blogs.itron.com
ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues
Product revenues	$532,401	$502,007	$2,131,379	$1,863,489
Service revenues	80,463	75,166	309,458	310,144
Total revenues	612,864	577,173	2,440,837	2,173,633
Cost of revenues
Product cost of revenues	353,909	340,504	1,429,942	1,292,170
Service cost of revenues	45,075	40,279	171,578	167,555
Total cost of revenues	398,984	380,783	1,601,520	1,459,725

Gross profit	213,880	196,390	839,317	713,908

Operating expenses
Sales, general and administrative	85,046	81,603	339,069	312,779
Research and development	58,343	53,919	215,034	208,688
Amortization of intangible assets	4,517	4,485	17,828	18,918
Restructuring	3,303	7,121	2,679	43,989
(Gain) loss on sale of business	(59)	(8)	597	667
Total operating expenses	151,150	147,120	575,207	585,041

Operating income	62,730	49,270	264,110	128,867
Other income (expense)
Interest income	12,183	3,346	34,577	9,314
Interest expense	(5,591)	(1,870)	(15,379)	(8,349)
Other income (expense), net	528	(1,284)	1,223	(2,446)
Total other income (expense)	7,120	192	20,421	(1,481)

Income before income taxes	69,850	49,462	284,531	127,386
Income tax provision	(11,283)	(4,555)	(43,407)	(29,068)
Net income	58,567	44,907	241,124	98,318
Net income attributable to noncontrolling interests	460	521	2,019	1,395
Net income attributable to Itron, Inc.	$58,107	$44,386	$239,105	$96,923

Net income per common share - Basic	$1.29	$0.98	$5.27	$2.13
Net income per common share - Diluted	$1.26	$0.96	$5.18	$2.11

Weighted average common shares outstanding - Basic	45,100	45,501	45,368	45,421
Weighted average common shares outstanding - Diluted	46,036	46,039	46,187	45,836

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Product revenues
Device Solutions	$107,373	$112,620	$473,329	$452,718
Networked Solutions	387,421	366,637	1,546,278	1,331,546
Outcomes	37,607	22,750	111,772	79,225
Total Company	$532,401	$502,007	$2,131,379	$1,863,489

Service revenues
Device Solutions	$1,164	$923	$3,248	$3,008
Networked Solutions	25,721	24,285	103,797	118,745
Outcomes	53,578	49,958	202,413	188,391
Total Company	$80,463	$75,166	$309,458	$310,144

Total revenues
Device Solutions	$108,537	$113,543	$476,577	$455,726
Networked Solutions	413,142	390,922	1,650,075	1,450,291
Outcomes	91,185	72,708	314,185	267,616
Total Company	$612,864	$577,173	$2,440,837	$2,173,633

Gross profit
Device Solutions	$28,827	$30,566	$123,464	$105,917
Networked Solutions	144,950	136,873	597,780	499,725
Outcomes	40,103	28,951	118,073	108,266
Total Company	$213,880	$196,390	$839,317	$713,908

Operating income
Device Solutions	$21,609	$19,853	$93,522	$65,690
Networked Solutions	107,309	102,869	456,662	368,921
Outcomes	20,802	14,479	51,730	50,346
Corporate unallocated	(86,990)	(87,931)	(337,804)	(356,090)
Total Company	$62,730	$49,270	$264,110	$128,867

Total Gross Margin	34.9%	34.0%	34.4%	32.8%

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$1,051,237	$302,049
Accounts receivable, net	350,473	303,821
Inventories	270,725	283,686
Other current assets	143,457	159,882
Total current assets	1,815,892	1,049,438

Property, plant, and equipment, net	115,428	128,806
Deferred tax assets, net	310,280	247,211
Other long-term assets	41,827	38,836
Operating lease right-of-use assets, net	28,957	41,186
Intangible assets, net	43,109	46,282
Goodwill	1,052,130	1,052,504
Total assets	$3,407,623	$2,604,263

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$144,929	$199,520
Other current liabilities	61,241	54,407
Wages and benefits payable	137,384	135,803
Taxes payable	19,689	8,636
Current portion of warranty	14,302	14,663
Unearned revenue	150,720	124,207
Total current liabilities	528,265	537,236

Long-term debt, net	1,242,424	454,827
Long-term warranty	7,839	7,501
Pension benefit obligation	59,537	63,887
Deferred tax liabilities, net	565	697
Operating lease liabilities	25,350	32,656
Other long-term obligations	132,215	176,028
Total liabilities	1,996,195	1,272,832

Equity
Common stock	1,689,835	1,820,510
Accumulated other comprehensive loss, net	(109,931)	(81,190)
Accumulated deficit	(189,304)	(428,409)
Total Itron, Inc. shareholders’ equity	1,390,600	1,310,911
Noncontrolling interests	20,828	20,520
Total equity	1,411,428	1,331,431
Total liabilities and equity	$3,407,623	$2,604,263

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Year Ended December 31,
	2024	2023
Operating activities
Net income	$241,124	$98,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	56,277	55,763
Non-cash operating lease expense	20,597	16,454
Stock-based compensation	43,874	28,357
Amortization of prepaid debt fees	5,489	3,664
Deferred taxes, net	(38,791)	(34,646)
Loss on sale of business	597	667
Restructuring, non-cash	(191)	385
Other adjustments, net	(895)	(169)
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	(49,138)	(19,494)
Inventories	5,969	(52,118)
Other current assets	15,165	(42,410)
Other long-term assets	(6,789)	2,317
Accounts payable, other current liabilities, and taxes payable	(35,388)	(43,657)
Wages and benefits payable	3,784	44,700
Unearned revenue	29,319	28,329
Warranty	210	(3,778)
Restructuring	(31,011)	29,866
Other operating, net	(22,027)	12,423
Net cash provided by operating activities	238,175	124,971

Investing activities
Net proceeds (payments) related to the sale of business	405	(772)
Acquisitions of property, plant, and equipment	(30,562)	(26,884)
Business acquisitions, net of cash equivalents acquired	(34,105)	—
Other investing, net	850	4,348
Net cash used in investing activities	(63,412)	(23,308)

Financing activities
Proceeds from borrowings	805,000	—
Issuance of common stock	8,321	3,674
Payments on call spread for convertible offering	(108,997)	—
Repurchase of common stock	(100,000)	—
Prepaid debt fees	(21,872)	(2,471)
Other financing, net	(2,879)	(4,711)
Net cash provided by (used in) financing activities	579,573	(3,508)

Effect of foreign exchange rate changes on cash and cash equivalents	(5,148)	1,887
Increase in cash and cash equivalents	749,188	100,042
Cash and cash equivalents at beginning of period	302,049	202,007
Cash and cash equivalents at end of period	$1,051,237	$302,049

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as restructuring, loss on sale of business, strategic initiative expenses, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, and acquisition and integration related expenses. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, strategic initiative expenses, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, strategic initiative expenses, acquisition and integration related expenses, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect any anti-dilutive impact of the convertible notes hedge transactions. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of business, strategic initiative expenses, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$151,150	$147,120	$575,207	$585,041
Amortization of intangible assets	(4,517)	(4,485)	(17,828)	(18,918)
Restructuring	(3,303)	(7,121)	(2,679)	(43,989)
Gain (loss) on sale of business	59	8	(597)	(667)
Strategic initiative	—	—	—	5
Acquisition and integration	(67)	(27)	(723)	(144)
Non-GAAP operating expenses	$143,322	$135,495	$553,380	$521,328

NON-GAAP OPERATING INCOME
GAAP operating income	$62,730	$49,270	$264,110	$128,867
Amortization of intangible assets	4,517	4,485	17,828	18,918
Restructuring	3,303	7,121	2,679	43,989
(Gain) loss on sale of business	(59)	(8)	597	667
Strategic initiative	—	—	—	(5)
Acquisition and integration	67	27	723	144
Non-GAAP operating income	$70,558	$60,895	$285,937	$192,580

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income attributable to Itron, Inc.	$58,107	$44,386	$239,105	$96,923
Amortization of intangible assets	4,517	4,485	17,828	18,918
Amortization of debt placement fees	1,776	860	5,314	3,489
Restructuring	3,303	7,121	2,679	43,989
(Gain) loss on sale of business	(59)	(8)	597	667
Strategic initiative	—	—	—	(5)
Acquisition and integration	67	27	723	144
Income tax effect of non-GAAP adjustments	(5,555)	(183)	(6,446)	(10,339)
Non-GAAP net income attributable to Itron, Inc.	$62,156	$56,688	$259,800	$153,786

Non-GAAP diluted EPS	$1.35	$1.23	$5.62	$3.36

Non-GAAP weighted average common shares outstanding - Diluted	46,036	46,039	46,187	45,836

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

TOTAL COMPANY RECONCILIATIONS	Three Months Ended December 31,		Twelve Months Ended December 31,
(Unaudited, in thousands, except per share data)	2024	2023	2024	2023
ADJUSTED EBITDA
GAAP net income attributable to Itron, Inc.	$58,107	$44,386	$239,105	$96,923
Interest income	(12,183)	(3,346)	(34,577)	(9,314)
Interest expense	5,591	1,870	15,379	8,349
Income tax provision	11,283	4,555	43,407	29,068
Depreciation and amortization	15,298	13,750	56,277	55,763
Restructuring	3,303	7,121	2,679	43,989
(Gain) loss on sale of business	(59)	(8)	597	667
Strategic initiative	—	—	—	(5)
Acquisition and integration	67	27	723	144
Adjusted EBITDA	$81,407	$68,355	$323,590	$225,584

FREE CASH FLOW
Net cash provided by operating activities	$79,849	$47,895	$238,175	$124,971
Acquisitions of property, plant, and equipment	(9,684)	(8,580)	(30,562)	(26,884)
Free Cash Flow	$70,165	$39,315	$207,613	$98,087